Exhibit 10.1
Execution Version

Second Amended And Restated
Credit Agreement
Dated as of
March 30, 2010
among
Resolute Energy Corporation
as Borrower,
Certain of its Subsidiaries,
as Guarantors
Wells Fargo Bank, National Association,
as Administrative Agent,
Bank of Montreal,
as Syndication Agent,
Deutsche Bank Securities Inc., UBS Securities LLC
and Union Bank, N.A.,
as Co-Documentation Agents,
and
The Lenders Party Hereto
Wells Fargo Securities, LLC
and BMO Capital Markets
as Joint Bookrunners and Joint Lead Arrangers

Resolute Energy Corporation
Second Amended & Restated Credit Agreement

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Resolute Energy Corporation
Second Amended & Restated Credit Agreement

Resolute Energy Corporation
Second Amended & Restated Credit Agreement

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	[Reserved]
Exhibit G	Security Instruments
Exhibit H	Account Designation Letter

Schedule 1.02	Approved Counterparties
Schedule 2.08	Existing Letters of Credit
Schedule 7.03	Post Closing Consents
Schedule 7.05	Litigation
Schedule 7.15	Subsidiaries and Partnerships
Schedule 7.16	Locations, Jurisdictions of Organization and Organization Numbers
Schedule 7.17	Properties
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing Contracts
Schedule 7.21	Hedging Agreements
Schedule 9.05	Investments
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Second Amended & Restated Credit Agreement

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     This SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2010, is among RESOLUTE ENERGY CORPORATION, a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower as guarantors, each of the Lenders from time to time party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), BANK OF MONTREAL, as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and DEUTSCHE BANK SECURITIES INC., UBS SECURITIES LLC AND UNION BANK, N.A., as co-documentation agents for the Lenders (in such capacity, together with their successors in such capacity, the “Co-Documentation Agents”).
R E C I T A L S
     A. Resolute Aneth (as defined below), an indirect Subsidiary (as defined below) of the Borrower, previously entered into that certain Amended and Restated Credit Agreement, dated as of April 14, 2006, among Resolute Aneth, the guarantors party thereto, Wachovia Bank, National Association, as administrative agent, and the other agents and lenders party thereto (as amended, restated, supplemented and otherwise modified from time to time, the “Existing Credit Agreement”).
     B. The Borrower and Resolute Aneth have requested that the Lenders amend and restate the Existing Credit Agreement to, among other things, replace Resolute Aneth with the Borrower as the borrower hereunder and make Resolute Aneth a Guarantor (as defined below).
     C. The Lenders have agreed to amend and restate the Existing Credit Agreement and to make loans and extensions of credit subject to the terms and conditions of this Agreement.
     D. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
     Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
     Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
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Second Amended & Restated Credit Agreement

     “Account Designation Letter” means the Notice of Account Designation Letter dated the date hereof from the Borrower to the Administrative Agent in substantially the form attached hereto as Exhibit H.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
     “Administrative Agent” has the meaning assigned to such term in the introductory paragraph.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Affected Loans” has the meaning assigned to such term in Section 5.05.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents; and “Agent” shall mean any of them, as the context requires.
     “Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The initial Aggregate Maximum Credit Amount of the Lenders is $500,000,000.
     “Agreement” means this Second Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent (1/2 of 1%), and (c) the Adjusted LIBO Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
     “Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:
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Second Amended & Restated Credit Agreement

Borrowing Base Utilization Grid

Borrowing BaseUtilizationPercentage	≤50%	>50%, but ≤75%	>75%, but ≤90%	>90%
ABR Loans	1.250%	1.500%	1.750%	2.000%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%
Commitment Fee	0.500%	0.500%	0.500%	0.500%
     Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level; provided further that the Applicable Margin shall revert to the previous Applicable Margin upon the Borrower’s delivery of such Reserve Report.
     “Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount.
     “Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, (b) any other Person whose long term senior unsecured debt rating at the time of entry into the applicable Hedging Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher, or (c) with regard to Hedging Agreements in respect of commodities, and subject to the conditions set forth therein, any other Person listed on Schedule 1.02.
     “Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
     “Approved Petroleum Engineers” means Netherland Sewell & Associates, Inc. or such other independent petroleum engineers proposed by the Borrower and reasonably acceptable to the Administrative Agent.
     “Arrangers” means Wells Fargo Securities, LLC and BMO Capital Markets, in their capacities as joint lead bookrunners and joint lead arrangers hereunder.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.
     “Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
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Second Amended & Restated Credit Agreement

     “Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
     “Borrower” has the meaning assigned to such term in the introductory paragraph.
     “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(d), Section 9.12 or Section 9.19.
     “Borrowing Base Hedging Contracts” has the meaning assigned to such term in Section 9.19.
     “Borrowing Base Properties” has the meaning assigned to such term in Section 9.12.
     “Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
     “BWNR” means BWNR, LLC, a Delaware limited liability company.
     “Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
     “Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Loan Parties having a fair market value in excess of $5,000,000.
     “Change in Control” means (a) a majority of the board of directors of the Borrower ceases to be composed of individuals (i) who were members of such board on the Effective Date, (ii) whose election or nomination to such board was approved by individuals referred to in clause (i) above constituting at the time such election or nomination at least a majority of such board, or (iii) whose election or nomination to such board was approved by individuals referred to in
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Second Amended & Restated Credit Agreement

clause (i) or (ii) above constituting at the time of such election or nomination at least a majority of such board or (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) shall acquire beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the SEC under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by the Borrower’s management or their designees to be voted in favor of persons nominated by the Borrower’s board of directors) of thirty-five percent (35%) or more of the outstanding voting securities of the Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in the elections for directors of the Borrower).
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.
     “Co-Documentation Agents” has the meaning assigned to such term in the introductory paragraph.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
     “Collateral” means any Property of a Loan Party that is subject to the Liens now or hereafter existing under the terms of one or more Security Instruments.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base.
     “Commitment Fee Rate” has the meaning assigned to such term in the definition of “Applicable Margin”.
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Second Amended & Restated Credit Agreement

     “Consolidated Net Income” means with respect to the Borrower and its Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or its Consolidated Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or any Consolidated Restricted Subsidiary; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument (other than the Loan Documents) or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; (f) any writeups or writedowns of non-current assets; and (g) non-cash gain and loss under FAS133; and provided further that if the Borrower or any of its Consolidated Restricted Subsidiaries shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.
     “Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
     “Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly twenty percent (20%) or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
     “Cooperative Agreement” means that certain Cooperative Agreement between Resolute Aneth and NNOG, dated October 22, 2004, as amended by that certain First Amendment to Cooperative Agreement, dated October 21, 2005, as the same may, from time to time, be amended, modified, supplemented or restated as permitted by the terms of such agreement.
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Second Amended & Restated Credit Agreement

     “Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, its LC Exposure and its Swingline Exposure at such time.
     “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or condition of others or to purchase the Debt or Property of others for such purpose; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three (3) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian
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Second Amended & Restated Credit Agreement

appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that the Administrative Agent shall provide written notice to any Lender determined by the Administrative Agent to be a Defaulting Lender hereunder (and shall provide a copy of such written notice to the Borrower). In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall cease to be a Defaulting Lender.
     “Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
     “EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income and franchise taxes, and (iii) depreciation, depletion, amortization, and other non-cash charges, minus (c) all non-cash income added to Consolidated Net Income; provided that EBITDA shall equal (x) $15,361,605 for the fiscal quarter ended March 31, 2009, (y) $17,679,546 for the fiscal quarter ended June 30, 2009, and (z) $17,669,000 for the fiscal quarter ended September 30, 2009.
     “Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
     “Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).
     “Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Loan Party or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Loan Party or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and
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Second Amended & Restated Credit Agreement

Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. For the purposes of this definition, Section 7.06 and Section 8.10, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) shall have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Loan Party or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.
     “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with a Loan Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
     “ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning assigned to such term in Section 10.01.
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Second Amended & Restated Credit Agreement

     “Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by a Loan Party or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory, customary or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account in favor of the depository institution or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by a Loan Party to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no legal action to enforce such Lien has been commenced; and (i) Liens arising from Uniform
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Second Amended & Restated Credit Agreement

Commercial Code financing statement filings regarding operating leases (including Synthetic Leases) entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the Property under lease; provided further that no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
     “Excluded Taxes” means, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, (a) income or franchise taxes (however denominated) imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).
     “Existing Credit Agreement” has the meaning assigned to such term in the recitals.
     “Existing Letters of Credit” means the letters of credit issued under the Existing Credit Agreement and described on Schedule 2.08.
     “Exploration Subsidiaries” means BWNR and WYNR.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Fee Letters” means (a) that certain letter agreement, dated as of March 11, 2010 among the Borrower, Wells Fargo Securities, LLC, Wells Fargo and Wachovia, related to the payment of certain fees by the Borrower, and (b) that certain letter agreement, dated as of March 11, 2010 among the Borrower, BMO Capital Markets and Bank of Montreal, related to the payment of certain fees by the Borrower.
     “Financial Officer” means, for any Person, the chief financial officer or chief accounting officer of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

     “Financial Statements” means the financial statement or statements of the Borrower and its Subsidiaries referred to in Section 7.04(a).
     “First Redetermination Date” means the date that the first redetermination of the Borrowing Base becomes effective.
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Funded Debt” means as of any date of determination all Debt of the Borrower and its Consolidated Restricted Subsidiaries (including any Debt proposed to be incurred on such date and excluding all Debt to be paid on such date with the proceeds thereof); provided that Debt identified in clauses (b), (f), (g), (h) or (j) (unless such Debt benefits or supports the debt or obligations of an Unrestricted Subsidiary) or in clause (c) of the definition thereof shall be excluded.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Loan Parties, any Subsidiary, any of their Properties, any Agent, any Issuing Bank or any Lender.
     “Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
     “Guarantors” means each Domestic Subsidiary of the Borrower that guarantees the Indebtedness pursuant to Section 8.14(b).
     “Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement executed by the Loan Parties, in a form reasonably approved by the Administrative Agent and its counsel unconditionally guarantying, on a joint and several basis by the Guarantors, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.
     “Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies,
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties shall be a Hedging Agreement.
     “Hedging Agreement Restructuring” means, collectively, each Unwind of a Borrowing Base Hedging Contract and the replacement Hedging Agreements (if any) entered into by the end of the Business Day immediately succeeding the day on which such Unwind occurs.
     “Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
     “Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
     “Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
     “Indebtedness” means any and all amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by a Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, any Issuing Bank or any Lender under any Loan Document; (b) to any Secured Hedging Provider under any Hedging Agreement, including any Hedging Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into (i) after such Secured Hedging Provider ceases to be a Lender or an Affiliate of a Lender or (ii) by another Secured Hedging Provider that is not a Lender or an Affiliate of a Lender after assignment by a Secured Hedging Provider to such other Secured Hedging Provider that is not a Lender or an Affiliate of a Lender; (c) to any Secured Treasury Management Counterparty under any Treasury Management Agreement; and (d) all renewals, extensions and/or rearrangements of any of the above whether (except in the case of clause (c)) such Person (or in the case of its Affiliate, the Person affiliated therewith) remains a Lender hereunder.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning assigned to such term in Section 12.03(b).
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Second Amended & Restated Credit Agreement

     “Information” has the meaning assigned to such term in Section 12.11.
     “Initial Reserve Report” means the report dated as of January 1, 2010, prepared by the Borrower and audited by Netherland Sewell & Associates, Inc., with respect to certain Oil and Gas Properties of the Loan Parties as of January 1, 2010.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
     “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan (other than a Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period, and (c) with respect to a Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.09(a).
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Interim Redetermination” means any redetermination of the Borrowing Base under Section 2.07(b)(ii).
     “Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
     “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any commitment to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold, and including the issuance of a letter of credit for the account of such Person) with respect to, Debt of any other Person or with respect to Debt or other liability of any Unrestricted Subsidiary and (without duplication) any amount committed to be advanced, lent or extended to such other Person; or (d) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit of such other Person.
     “Issuing Bank” means Wells Fargo (including as successor-by-merger to Wachovia) and each Lender that agrees to act as an issuer of Letters of Credit hereunder at the request of the Borrower, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “LC Commitment” means, at any time, $25,000,000.
     “LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
     “Lenders” means the lenders signatory to this Agreement and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement and each of the Existing Letters of Credit.
     “Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit issued by such Issuing Bank.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $1,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, (b) production payments and the like payable out of Oil and Gas Properties, and (c) easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, any Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Resolute Assignment and Assumption Agreement and the Fee Letters.
     “Loan Parties” means, without duplication, the Borrower, each Guarantor and each Restricted Subsidiary.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including any Swingline Loans.
     “Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans (other than Swingline Loans) and participation interests in Letters of Credit and Swingline Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Aggregate Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit and Swingline Loans of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Lenders to the extent set forth in Section 2.10(b).
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, any Issuing Bank or any Lender under any Loan Document.
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Second Amended & Restated Credit Agreement

     “Material Debt” means Debt (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Loan Party would be required to pay if such Hedging Agreement were terminated at such time.
     “Maturity Date” means March 30, 2014.
     “Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I hereto under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
     “Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real or immovable Property and other Property to secure the Indebtedness, which shall be in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the Loan Documents.
     “Mortgaged Property” means any real Property and associated personal Property owned by a Loan Party that is subject to a Mortgage.
     “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.
     “New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).
     “NNOG” means Navajo Nation Oil and Gas Company, a federally chartered corporation.
     “Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
     “Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or
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Second Amended & Restated Credit Agreement

attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. As used herein, “proved Oil and Gas Properties” means Oil and Gas Properties to which, as of the time in question, proved reserves of oil or gas have been attributed in the then most recent Reserve Report.
     “Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.
     “Participant” has the meaning assigned to such term in Section 12.04(c)(i).
     “Patriot Act” has the meaning assigned to such term in Section 12.15.
     “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which is subject to Title IV of ERISA and which (a) is currently or hereafter sponsored, maintained or contributed to by a Loan Party or an ERISA Affiliate or (b) was at any time during
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Second Amended & Restated Credit Agreement

the six calendar years preceding the date hereof, sponsored, maintained or contributed to by a Loan Party or a Subsidiary or an ERISA Affiliate.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
     “Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
     “Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
     “Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
     “Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
     “Register” has the meaning assigned to such term in Section 12.04(b)(iv).
     “Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
     “Remedial Work” has the meaning assigned to such term in Section 8.10(a).
     “Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two thirds percent (66 2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans (other than Swingline Loans) and participation interests in Letters of Credit and Swingline Loans (without regard to any sale by a Lender of a participation in any Loan
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

under Section 12.04(c)); provided that the Aggregate Maximum Credit Amounts and the principal amount of the Loans and participation interests in Letters of Credit and Swingline Loans of the Defaulting Lenders (if any) shall be excluded from the determination of Required Lenders to the extent set forth in Section 2.10(b).
     “Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Loan Parties (or as for Interim Redeterminations, the proved Oil and Gas Properties of the Loan Parties acquired since the last redetermination of the Borrowing Base), together with a projection of the rate of production and future net income, taxes, operating expenses, transportation expenses and capital expenditures with respect thereto as of such date, based upon assumptions consistent with SEC reporting requirements.
     “Resolute Aneth” means Resolute Aneth, LLC, a Delaware limited liability company.
     “Resolute Assignment and Assumption Agreement” means the Assignment and Assumption Agreement, dated as of the date hereof, between Resolute Aneth and the Borrower.
     “Resolute Wyoming” means Resolute Wyoming, Inc., a Delaware corporation (f/k/a Primary Natural Resources, Inc., a Delaware corporation).
     “Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Senior Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in a Loan Party or a Subsidiary, any return of capital to the owners of such Equity Interests in a Loan Party or a Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Loan Party or a Subsidiary or any option, warrant or other right to acquire any such Equity Interests in a Loan Party or a Subsidiary.
     “Restricted Subsidiaries” means all Subsidiaries of the Borrower that are not Unrestricted Subsidiaries.
     “RNRC” means Resolute Natural Resources Company, LLC, a Delaware limited liability company (f/k/a Resolute Natural Resources Company, a Delaware corporation).
     “RNRC Holdings” means RNRC Holdings, Inc., a Delaware corporation.
     “Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b)(i).
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Second Amended & Restated Credit Agreement

     “Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).
     “SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.
     “Secured Hedging Provider” means any (a) Person that is or was a Lender or an Affiliate of a Lender, that is a party to a Hedging Agreement with a Loan Party, and that entered into such Hedging Agreement while such Person was or before such Person becomes a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, or (b) assignee of any Person described in clause (a) above so long as such assignee is an Approved Counterparty.
     “Secured Treasury Management Counterparty” means each Lender or Affiliate of a Lender that enters into a Treasury Management Agreement; provided that if such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, such Person shall no longer be a Secured Treasury Management Counterparty.
     “Security Instruments” means any Guaranty and Collateral Agreement, Mortgages, security agreements, pledge agreements, deposit account control agreements and securities account control agreements, the Subordination Agreement and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by any Loan Party or any other Person (other than Hedging Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) to guarantee or provide security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
     “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
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Second Amended & Restated Credit Agreement

     “Subordination Agreement” means that certain Subordination Agreement, dated as of April 14, 2006, among the Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG in which NNOG subordinates certain of its rights under the Cooperative Agreement to the rights of the Lenders under the Loan Documents, as ratified by the Ratification of Subordination Agreement (First Lien), dated as of June 27, 2007, and the Ratification of Subordination Agreement, dated as of March 30, 2010, and as the same may, from time to time, be amended, modified, supplemented or restated as permitted by the terms of this Agreement.
     “Subsidiary” means, with respect to any Person (the “parent”), any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person or, in the case of a partnership, constituting a majority of the outstanding voting general partnership interests of such Person (in each case irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent. Unless otherwise specified, references herein to any “Subsidiary” refer to a Subsidiary of the Borrower.
     “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
     “Swingline Lender” means Wells Fargo, or any other Lender appointed by the Administrative Agent and acceptable to the Borrower, in each case, in its capacity as a lender of Swingline Loans hereunder.
     “Swingline Loan” means a Loan made pursuant to Section 2.09.
     “Syndication Agent” has the meaning assigned to such term in the introductory paragraph.
     “Synthetic Leases” means, in respect of any Person, all leases which, in accordance with GAAP, have been, or should have been, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which have been, or should have been, properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
     “Transactions” means the execution, delivery and performance of this Agreement and each other Loan Document, the borrowing of Loans under this Agreement, the use of the
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

proceeds of such Loans, the issuance of Letters of Credit hereunder, and the grant of Liens on Collateral and other Properties pursuant to the Security Instruments.
     “Transfer” has the meaning assigned to such term in Section 9.12.
     “Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, auto-borrow, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services provided by a Secured Treasury Management Counterparty for the benefit of the Borrower or a Restricted Subsidiary.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
     “UCC” has the meaning assigned to such term in Section 2.08(j).
     “Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 7.15 or which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.20.
     “Unwind” has the meaning assigned to such term in Section 9.19.
     “Wachovia” means Wachovia Bank, National Association.
     “Wells Fargo” means Wells Fargo Bank, National Association.
     “Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries of the Borrower or by the Borrower and one or more of its Wholly-Owned Subsidiaries.
     “WYNR” means WYNR, LLC, a Delaware limited liability company.
     Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
     Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or
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Second Amended & Restated Credit Agreement

otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
     Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited Financial Statements delivered pursuant to Section 7.04(a)(i) except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
ARTICLE II
THE CREDITS
     Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
     Section 2.02 Loans and Borrowings.
          (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
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Second Amended & Restated Credit Agreement

          (b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          (d) Notes. Any Lender may request that Loans made by it be evidenced by a single promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement and (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. If any Lender’s Maximum Credit Amount is decreased for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall upon request deliver or cause to be delivered on the effective date of such decrease, a new Note payable to any Lender who requested a Note hereunder in a principal amount equal to its Maximum Credit Amount after giving effect to such decrease, and otherwise duly completed, and such Lender agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender that receives a Note, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
     Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower (a “written Borrowing Request”): (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York, New York time,
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Second Amended & Restated Credit Agreement

three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York, New York time, on the Business Day of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each telephonic and written Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
               (i) the aggregate amount of the requested Borrowing;
               (ii) the date of such Borrowing, which shall be a Business Day;
               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
               (v) the amount of the then effective Borrowing Base, the current total Credit Exposures (without regard to the requested Borrowing) and the pro forma total Credit Exposures (giving effect to the requested Borrowing); and
               (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base). Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     Section 2.04 Interest Elections.
          (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising
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Second Amended & Restated Credit Agreement

each such portion shall be considered a separate Borrowing. This Section 2.04 shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic and written Interest Election Request shall be irrevocable and each telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent.
          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar
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Second Amended & Restated Credit Agreement

Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     Section 2.05 Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made by the time specified in Section 2.09(c). The Administrative Agent will make such Loans available to the Borrower by promptly crediting or wire transferring the amounts so received, in like funds, to one or more accounts designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement.
          (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     Section 2.06 Changes in the Aggregate Maximum Credit Amounts.
          (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
          (b) Optional Termination and Reduction of Aggregate Credit Amounts.
               (i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the
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Second Amended & Restated Credit Agreement

Loans in accordance with Section 3.04(c), the total Credit Exposures would exceed the total Commitments.
               (ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
     Section 2.07 Borrowing Base.
          (a) Initial Borrowing Base. For the period from and including the Effective Date to but excluding the First Redetermination Date, the amount of the Borrowing Base shall be $260,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(d) or Section 9.12.
          (b) Scheduled and Interim Redeterminations.
               (i) The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders on April 1st and October 1st of each year, commencing with October 1, 2010.
               (ii) The Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, (A) one time during any six-month period (not counting any redetermination pursuant clause (B) hereof), and (B) at any time upon the issuance of Debt by any Loan Party pursuant to Section 9.02(f), elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations in accordance with this Section 2.07.
               (iii) The Borrower may elect to redetermine the Borrowing Base in connection with any acquisition by any Loan Party of proved Oil and Gas Properties or any Person owning proved Oil and Gas Properties (in each such case, if the fair market value of such proved Oil and Gas Properties or such Person is in excess of $10,000,000) permitted hereunder in accordance with this Section 2.07; provided that such redetermination of the Borrowing Base shall not occur more than twice between Scheduled Redeterminations.
          (c) Scheduled and Interim Redetermination Procedure.
               (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an
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Second Amended & Restated Credit Agreement

Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent or the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the proved Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.
               (ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
                    (A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and have had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i), and in any event within fifteen (15) days after the Administrative Agent has received the required Engineering Reports; and
                    (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
               (iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved
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or deemed to have approved, as aforesaid, then the Administrative Agent shall (A) notify the Borrower of the Proposed Borrowing Base and which Lenders have not approved or been deemed to have approved of the Proposed Borrowing Base and (B) poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders for purposes of this Section 2.07 and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).
          (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Agents, each Issuing Bank and the Lenders:
               (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
               (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(d) or Section 9.12, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
     Section 2.08 Letters of Credit.
          (a) General. The Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders agree that all Existing Letters of Credit shall be deemed to be issued under this Agreement as of the Effective Date and shall constitute Letters of Credit hereunder for all purposes (except that the Issuing Bank’s standard issuance fee shall not be payable on such deemed issuance). Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to issue Letters of Credit in dollars for its own account or for the account of any Loan Party, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
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          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to any Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice: (i) requesting the issuance of a Letter of Credit or identifying the outstanding Letter of Credit issued by such Issuing Bank to be amended, renewed or extended; (ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day); (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c)); (iv) specifying the amount of such Letter of Credit; (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and (vi) specifying the amount of the then effective Borrowing Base, the current total Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit). If requested by any Issuing Bank, the Borrower shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and with respect to each notice provided by the Borrower above and any issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (A) the LC Exposure shall not exceed the LC Commitment and (vii) the total Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earliest of (i) the date requested by the Borrower, (ii) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal, which renewal may be provided for in the initial Letter of Credit, or extension thereof, one year after such renewal or extension) and (iii) the date that is five (5) Business Days prior to the Maturity Date.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to an existing Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, each Issuing Bank that issues a Letter of Credit hereunder hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of any Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any
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amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York, New York time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, New York, New York time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York, New York time, on the Business Day immediately following the day that the Borrower receives such notice; provided that if such LC Disbursement is not paid by such time, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing (or, if such amount is less than $1,000,000, a Swingline Loan) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing (or Swingline Loan). If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or Swingline Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of
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this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced or resign at any time by written agreement among the Borrower, the Administrative Agent, such
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resigning or replaced Issuing Bank and, in the case of a replacement, the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Section 3.05(b). In the case of the replacement of an Issuing Bank, from and after the effective date of such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(i), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Restricted Subsidiary of the Borrower described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(i) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents in a “securities account” (within the meaning of Article 8 of the Uniform
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Commercial Code in effect from time to time in the State of New York, the “UCC”) over which the Administrative Agent shall have “control” (within the meaning of the UCC). Notwithstanding the foregoing, the Borrower may direct the Administrative Agent and the “securities intermediary” (within the meaning of the UCC) to invest amounts credited to the securities account, at the Borrower’s risk and expense, in Investments described in Section 9.05(c) through (g). Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Swingline Lender for Swingline Loans for which it has not been repaid, and reimburse, on a pro rata basis, each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
          (k) Existing Letters of Credit. If Wells Fargo ceases to be a Lender during a time when it has one or more Letters of Credit outstanding that it has issued hereunder, each such Letter of Credit shall continue to be a Letter of Credit hereunder and Wells Fargo shall have all the rights, remedies, powers and privileges of an Issuing Bank hereunder (including, without limitation, the right to be reimbursed for any drawing hereunder) with respect to each such existing Letter of Credit until such time as each such Letter of Credit expires, is drawn and fully reimbursed or is renewed by another Letter of Credit issued hereunder by another Issuing Bank.
     Section 2.09 Swingline Loans
          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the total Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall pay to the Swingline Lender, for the account of each Lender, the outstanding aggregate principal and accrued and unpaid interest under each Swingline Loan no later than five (5) Business Days following such Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York, New York time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan
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available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 3:00 p.m., New York, New York time, on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York, New York time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to promptly pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds by 3:00 p.m. New York, New York time, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participation in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one (1) Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
     Section 2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
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          (a) fees pursuant to Section 3.05(a) shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;
          (b) the Commitment and the principal amount of the Loans and participation interests in Letters of Credit and Swingline Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification (i) that would increase the Commitment or the Maximum Credit Amount of such Defaulting Lender or (ii) requiring the consent of all Lenders or each adversely affected Lender which affects such Defaulting Lender differently than all other Lenders or all other adversely affected Lenders, as the case may be, shall require the consent of such Defaulting Lender;
          (c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
               (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitments but only to the extent (A) the sum of all non-Defaulting Lenders’ Credit Exposure plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (B) the conditions set forth in Section 6.02 are satisfied at such time; and
               (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure and Swingline Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure and Swingline Exposure are outstanding and the relevant Defaulting Lender continues to be a Defaulting Lender in accordance with the procedures set forth in Section 2.08(j);
               (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.04(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
               (iv) if the applicable LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 4.04(c), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ reallocated Commitment and LC Exposure; or
               (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.04(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) under Section
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3.05(a) and letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
          (d) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be one hundred percent (100%) covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.04(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 4.04(c)(i) (and any Defaulting Lender shall not participate therein).
     In the event that the Administrative Agent, the Borrower, the Swingline Lender, and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Defaulting Lender to be a Defaulting Lender, then the LC Exposure and Swingline Exposure of the non-Defaulting Lenders shall be readjusted to reflect the inclusion of such Defaulting Lender’s Commitment and on such date such Defaulting Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Defaulting Lender to hold such Loans in accordance with its Commitment.
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
     Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
     Section 3.02 Interest.
          (a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
          (c) Swingline Loans. Swingline Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
          (d) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per
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annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.
          (e) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
     Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or
          (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
     Section 3.04 Prepayments.
          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
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          (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 2:00 p.m., New York, New York time, on the Business Day of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
          (c) Mandatory Prepayments.
               (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i).
               (ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(d), if the total Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall, within thirty (30) days of such redetermination or adjustment of the Borrowing Base, elect: (A) (1) to prepay the Loans in an aggregate principal amount equal to such excess and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, to pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i); (B) to pay such excess in four (4) equal installments, the first (1st) such installment being due and payable by the first (1st) Business Day after such election has been made by the Borrower and the three (3) remaining installments due monthly thereafter until such excess is paid in full; (C) to grant first-priority Liens in favor of the Administrative Agent in accordance with Section 8.14(a) on additional proved Oil and Gas Properties of the Loan Parties not previously evaluated in determining the Borrowing Base that are satisfactory to the Administrative Agent and are determined by the Administrative Agent to have a value equal to or greater than the amount of such excess; or (D) to make partial payments under the preceding clauses (A) or (B) and also to provide Collateral under the preceding clause (C) that together are effective to deal with such excess. In the case of an election by the Borrower of the option set forth in clause (A) above, the Borrower shall be obligated to pay such prepayment and/or deposit of cash collateral amount within forty-five (45) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date; provided further that if a sale of Property containing proved reserves constituting a portion of the Borrowing Base occurs pursuant to Section 9.12 during such period when the total Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the
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proceeds of such sale of Property, to the extent thereof and after deducting taxes and costs of sale, shall be used first to prepay the Borrowings in an aggregate principal amount equal to such excess.
               (iii) Upon any adjustments to the Borrowing Base pursuant to Section 9.02(f), Section 9.12 or Section 9.19, if the total Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(i). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on or before the first (1st) Business Day after it receives cash proceeds as a result of such Debt incurrence, disposition or Unwind; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.
               (iv) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, to any Swingline Loans then outstanding, second, ratably to any ABR Borrowings then outstanding, and, third, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
               (v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
          (d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
     Section 3.05 Fees.
          (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date; provided that for purposes of calculating commitment fees pursuant to this Section 3.05(a), Swingline Loans shall not be deemed to be a utilization of Commitments. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
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          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate of 0.200% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to each Issuing Bank, for its own account, its standard and customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued, amended, renewed or extended by such Issuing Bank or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the date of this Agreement and issuance, amendment, renewal and extension fees with respect to any Letter of Credit shall be payable at the time of issuance, amendment, renewal or extension of such Letter of Credit; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent, including the fees set forth in the Fee Letters.
          (d) Arrangers Fees. The Borrower agrees to pay to the Arrangers, for their own accounts, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Arrangers, including the fees set forth in the Fee Letters.
ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
     Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs
          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m., New York, New York time, on the date when due, in dollars that
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constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim
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with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e), Section 2.09(c) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
     Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Loan Parties unto and in favor of the Administrative Agent for the benefit of the Lenders, the Secured Hedging Providers and the Secured Treasury Management Counterparties of all of the Loan Parties’ interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
     Section 5.01 Increased Costs.
          (a) Eurodollar Changes in Law. If any Change in Law shall:
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               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Loan Parties will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
          (c) Certificates. A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
          (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
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     Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Loan Parties shall compensate each Lender upon request for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the prepaid or otherwise affected principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
     Section 5.03 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. The Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Loan Parties shall indemnify each Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such
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Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of such Agent, a Lender or an Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
          (f) Tax Refunds. If an Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Loan Parties, upon the request of such Agent or such Lender, agree to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 5.03 shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
     Section 5.04 Mitigation Obligations.
          (a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if a Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The
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Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01 or gives notice of “Affected Loans” under Section 5.05, (ii) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender hereunder, or (iv) any Lender has not approved (or is not deemed to have approved) an increase in the Borrowing Base proposed by the Administrative Agent pursuant to Section 2.07(c)(iii), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (B) require such Lender to be removed as a Lender under this Agreement and the other Loan Documents with a corresponding reduction in the Aggregate Maximum Credit Amount equal to the Maximum Credit Amount of such Lender; provided that (1) if a Lender is removed as a Lender hereunder, the Loan Parties have paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including, without limitation, all principal, accrued interest, fees and breakage costs, (2) in the case of a required assignment of interest, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Loan Party (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the "Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
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ARTICLE VI
CONDITIONS PRECEDENT
     Section 6.01 Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) to the satisfaction of the Administrative Agent in form and substance:
          (a) The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
          (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of it (x) who are authorized to sign the Loan Documents to which it is a party and (y) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (z) specimen signatures of such authorized officers (or its equivalent), and (iii) the Organizational Documents of it, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the applicable Loan Party to the contrary.
          (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party.
          (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of Effective Date.
          (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
          (f) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Loan Parties are carrying insurance in accordance with Section 7.13.
          (g) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Loan Parties have received all consents and approvals required by Section 7.03, and such consents and approvals shall be in full force and effect.
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          (h) The Administrative Agent shall have received duly executed Notes payable to each Lender that has requested a Note in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.
          (i) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Resolute Assignment and Assumption Agreement and of the Security Instruments and applicable amendments thereto, including the Guaranty and Collateral Agreement and the other Security Instruments described on Exhibit G. In connection with the execution and delivery of the Security Instruments and applicable amendments, the Administrative Agent shall:
               (i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens, but subject to the proviso at the end of such definition) on proved Oil and Gas Properties constituting (A) one hundred percent (100%) of the Loan Parties’ proved Oil and Gas Properties located in San Juan County, Utah and (B) in the aggregate, at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report;
               (ii) have received any notes or instruments to be pledged duly endorsed to the Administrative Agent; and
               (iii) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Loan Parties (if certificated) other than the Borrower.
          (j) The Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG, shall have executed and delivered a Ratification to the Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent.
          (k) The Administrative Agent shall be reasonably satisfied with (i) title to the proved Oil and Gas Properties of the Loan Parties and (ii) the environmental condition of the Oil and Gas Properties of the Loan Parties.
          (l) The Administrative Agent shall have received, and be reasonably satisfied with, the Initial Reserve Report, accompanied by a certificate signed by a Responsible Officer of the Borrower covering the matters described in Section 8.12(c).
          (m) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Loan Parties for all jurisdictions requested by the Administrative Agent, other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
          (n) The Administrative Agent shall have received (i) an opinion addressed to the Administrative Agent and the Lenders from (A) Thompson & Knight, LLP, special counsel to the Loan Parties, (B) James M. Piccone, general counsel of the Loan Parties, (C) R. Dennis Ickes, special counsel to the Loan Parties, and (D) Wyoming counsel to the Loan Parties; and (ii)
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a memo addressed to the Administrative Agent and the Lenders from R. Dennis Ickes addressing certain legal issues concerning Navajo lands.
          (o) The Administrative Agent shall have received acceptable evidence of the appointment of National Corporate Research, Ltd. as authorized agent for service of process on each Loan Party under each Loan Document to which it is a party.
          (p) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.
          (q) The Administrative Agent shall have received an executed counterpart of the Account Designation Letter.
          (r) The Administrative Agent shall have received all information and instructions requested for the flow of funds memorandum.
The Administrative Agent shall notify the Lenders of the Effective Date, and such notice shall be conclusive and binding.
     Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
          (a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or condition that has had or could reasonably be expected to have a Material Adverse Effect shall have occurred.
          (c) The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.
          (d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or any Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or, to the knowledge of the Borrower, threatened in writing, which does or, with respect to any litigation, seeks to,
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enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          (e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
Each request for a Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (e).
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
     Each Loan Party represents and warrants to the Lenders that:
     Section 7.01 Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
     Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate, partnership or LLC powers and have been duly authorized by all necessary action (including, without limitation, any action required to be taken by any class of directors (or its equivalent) or owners or other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect and (iii) those consents of Governmental Authorities that are customarily obtained after the Effective Date, including
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without limitation those consents set forth on Schedule 7.03, (b) will not violate any applicable law or regulation of any Loan Party or any order of any Governmental Authority in any way that could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any Organizational Document of any Loan Party or any indenture or other agreement regarding Debt of $1,000,000 or more binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party, (d) will not violate or result in a default under any other agreement or instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party, in any way that could reasonably be expected to have a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents).
     Section 7.04 Financial Condition; No Material Adverse Change.
          (a) The Borrower has heretofore furnished to the Lenders (i) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2008, and (ii) unaudited combined financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ending September 30, 2009, all in form and substance reasonably satisfactory to the Administrative Agent. Such financial statements described in clauses (i) and (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of such Persons as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
          (b) Since the date of the last delivery of financial statements pursuant to Section 7.04(a) or Section 8.01, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of each Loan Party and each Restricted Subsidiary has been conducted in the ordinary course consistent with past business practices.
          (c) Except as set forth on Schedule 7.21, on the most recent financial statement delivered pursuant to Section 7.04(a) or Section 8.01(a) or (b), or in a certificate delivered pursuant to Section 8.01(e), no Loan Party has any Debt (including Disqualified Capital Stock) not permitted under Section 9.02, or any material contingent liabilities, material off-balance sheet liabilities, material and unusual forward or long-term commitments, or unrealized or anticipated material losses from any unfavorable commitments.
     Section 7.05 Litigation.
          (a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.
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          (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect or has resulted in a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually, or in the aggregate, to result in a Material Adverse Effect.
     Section 7.06 Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):
          (a) neither any Property of a Loan Party or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.
          (b) no Property of a Loan Party or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of any Loan Party, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.
          (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Loan Party and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Loan Party and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.
          (d) to the knowledge of each Loan Party, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of each Loan Party or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and in transporting, treating or disposing of the same all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.
          (e) each Loan Party has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of each Loan Party or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.
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          (f) to the extent applicable, all Property of each Loan Party and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and each Loan Party does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.
          (g) no Loan Party nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.
     Section 7.07 Compliance with the Laws and Agreements; No Defaults.
          (a) Each Loan Party and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (b) No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Loan Party or any of their Properties is bound.
          (c) No Default has occurred and is continuing.
     Section 7.08 Investment Company Act. No Loan Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
     Section 7.09 [Reserved].
     Section 7.10 Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which each Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of each Loan Party and each Subsidiary in respect of Taxes and other governmental charges are, in the reasonable opinion of such Loan Party, adequate. No Tax Lien has been filed and, to the knowledge of each Loan Party, no claim is being asserted with respect to any such Tax or other such governmental charge.
     Section 7.11 ERISA.
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          (a) Each Loan Party, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
          (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
          (c) Except as could not reasonably be expected to result in liability in excess of $500,000, no act, omission or transaction has occurred which could result in imposition on each Loan Party, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
          (d) No Plan (other than a defined contribution plan) or trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party, any Subsidiary or any ERISA Affiliate has been or is expected by any Loan Party, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.
          (e) Full payment when due has been made of all amounts which each Loan Party, each Subsidiary or each ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.
          (f) The actuarial present value of the benefit liabilities under each Plan does not, as of the end of each Loan Party’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.
          (g) No Loan Party, no Subsidiary and no ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by a Loan Party, a Subsidiary or an ERISA Affiliate in its sole discretion at any time without any material liability to any Loan Party.
          (h) No Loan Party, no Subsidiary and no ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.
          (i) No Loan Party, no Subsidiary and no ERISA Affiliate has provided security under section 436 of the Code that has not been released with respect to a Plan.
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     Section 7.12 Disclosure; No Material Misstatements. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters peculiar to it and known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Taken as a whole, none of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain material misstatements of fact or omit to state material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To the knowledge of each Loan Party, there is no fact peculiar to such party or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of each Loan Party or any Subsidiary in connection with the transactions contemplated hereby. There are no statements or conclusions known to any Loan Party in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that each Loan Party and each Subsidiary do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
     Section 7.13 Insurance. Each Loan Party has (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of each Loan Party. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.
     Section 7.14 Restriction on Liens. No Loan Party is a party to any material agreement or arrangement (other than leases creating Liens permitted by Section 9.03(b) or (c), but then only on the Property subject of such lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.
     Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, (a) each Loan Party has no Subsidiaries, (b) each
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Subsidiary is a Wholly-Owned Subsidiary and (c) no Loan Party nor any Subsidiary of the Borrower has any Foreign Subsidiaries. Schedule 7.15 indentifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary.
     Section 7.16 Location of Business and Offices. The jurisdiction of organization, the name as listed in the public records of the state of organization and the organizational identification number of each Loan Party is set forth on Schedule 7.16 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). Each Loan Party’s principal place of business is located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)).
     Section 7.17 Properties; Titles, Etc.
          (a) Except as disclosed in Schedule 7.17, the Loan Parties have good and defensible title in all material respects to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.12) and good title in all material respects to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate any Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Party’s net revenue interest in such Property.
          (b) All material leases and agreements necessary for the conduct of the business of each Loan Party are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.
          (c) The rights and Properties presently owned, leased or licensed by each Loan Party including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit each Loan Party to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof.
          (d) All of the material Properties of each Loan Party which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.
          (e) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by each Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in
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a Material Adverse Effect. Each Loan Party either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
     Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, (a) the proved Oil and Gas Properties of the Loan Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties, and (b) the other Oil and Gas Properties of the Loan Parties (and Properties unitized therewith) have been held by the Loan Parties in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no proved Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of each Loan Party, none of the wells comprising a part of the proved Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the proved Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by each Loan Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by each Loan Party, in a manner consistent with each Loan Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).
     Section 7.19 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.19 or as set forth on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from the proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 mmcf equivalent in the aggregate for all Loan Parties.
     Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20 or thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts
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each Loan Party represents that it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from its Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months.
     Section 7.21 Hedging Agreements. Schedule 7.21 sets forth, as of the date hereof, a true and complete list of all Hedging Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto other than the Loan Documents (including any margin required or supplied) and the counterparty to each such agreement. After the date hereof, each report that has been delivered by the Borrower pursuant to Section 8.01(e) sets forth the same information, as well as any additional information required by Section 8.01(e), as of the date(s) specified therein.
     Section 7.22 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to refinance the loans outstanding under the Existing Credit Agreement, to pay fees, commissions and expenses in connection with the transactions contemplated hereby, and to finance ongoing working capital and for other general corporate purposes of the Borrower and its Restricted Subsidiaries, including the acquisition of exploration and production and midstream properties and to benefit the Unrestricted Subsidiaries as allowed by Section 9.05. The Loan Parties and the Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
     Section 7.23 Solvency. Before and after giving effect to the transactions contemplated hereby, (a) the aggregate assets, at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt as such Debt becomes absolute and matures and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
ARTICLE VIII
AFFIRMATIVE COVENANTS
     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:
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     Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent for further distribution to each Lender:
          (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier to occur of (i) the fifth (5th) Business Day after the Borrower has filed its annual financial statements with the SEC and (ii) the date that is one hundred twenty (120) days after the end of each fiscal year of the Borrower, its audited consolidated (and unaudited consolidating) financial statements including the balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form, the figures for the previous fiscal year, (i) all (other than any such consolidating financial statements) reported on by KPMG, LLP or another firm of independent public accountants proposed by the Borrower and approved by the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of such unaudited consolidating financial statements, certified by a Financial Officer as presenting fairly in all material respects the financial condition of each such Person reported.
          (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier to occur of (i) the fifth (5th) Business Day after the Borrower files its quarterly financial statements with the SEC and (ii) sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated financial statements including the balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form, the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
          (c) Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01, (iii) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2008 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) giving notice of any change in the location of any Loan Party’s chief executive office or principal place of business, in any Loan Party’s federal taxpayer identification number, or in any Loan Party’s Organizational Documents.
          (d) Certificate of Financial Officer — Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted
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Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Unrestricted Subsidiaries that are Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.
          (e) Certificate of Financial Officer – Hedging Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Hedging Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements (other than the Loan Documents) relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
          (f) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of all of the applicable policies.
          (g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of a Loan Party or any Subsidiary, and a copy of any response by any Loan Party or any Subsidiary, or the board of directors (or its equivalent) of any Loan Party or any Subsidiary, to such letter or report.
          (h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be.
          (i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
          (j) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons purchasing Hydrocarbons from any Loan Party accounting for at least ninety-five percent (95%) of the revenues resulting from the sale of all Hydrocarbons of all the Loan Parties in the one-year period prior to the “as of” date of such Reserve Report.
          (k) Notice of Sales of Oil and Gas Properties. In the event any Loan Party intends to sell, transfer, assign or otherwise dispose of any Borrowing Base Properties or any Equity Interests in any Loan Party that owns Borrowing Base Properties for consideration in
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Second Amended & Restated Credit Agreement

excess of $15,000,000, prior written notice of such disposition, the price thereof and the anticipated date of closing.
          (l) Notice of Casualty Events. Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.
          (m) Information Regarding Loan Parties. (i) Prompt written notice of (and in any event within ten (10) Business Days after) any change in (A) any Loan Party’s name or (B) any Loan Party’s identity or corporate structure or jurisdiction of organization, and (ii) prompt written notice of (and in any event within thirty (30) days after) any change in (A) any trade name used to identify any Loan Party in the conduct of its business or in the ownership of its Properties, (B) the location of any Loan Party’s chief executive office or principal place of business, or (C) any Loan Party’s federal taxpayer identification number.
          (n) Production Report and Lease Operating Statements. Within ninety (90) days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the proved Oil and Gas Properties of the Loan Parties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
          (o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any material amendment, modification or supplement to the Organizational Documents of any Loan Party.
          (p) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent may reasonably request.
     Section 8.02 Notices of Material Events. The Loan Parties will furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer becomes aware of the following (a copy of which notice the Administrative Agent will forward to the Lenders):
          (a) the occurrence of any Default;
          (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against any Loan Party or any of its Subsidiaries not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Administrative Agent that, if adversely determined, could reasonably be expected to result in liability of a Loan Party in excess of $3,000,000;
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Second Amended & Restated Credit Agreement

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of a Loan Party in an aggregate amount exceeding $3,000,000; and
          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of such Loan Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     Section 8.03 Existence; Conduct of Business. Each Loan Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
     Section 8.04 Payment of Obligations. Each Loan Party will pay its obligations, including Tax liabilities of such Loan Party, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of such Loan Party.
     Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans and the Notes according to the reading, tenor and effect thereof, and each Loan Party will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
     Section 8.06 Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, each Loan Party, at its own expense, will:
          (a) (i) operate its proved Oil and Gas Properties and other material Properties or cause such proved Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry, (ii) with respect to its Oil and Gas Properties and other material Properties, comply with all applicable contracts and agreements and with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its proved Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.
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          (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve and maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.
          (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.
          (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved Oil and Gas Properties and other material Properties.
          (e) to the extent such Loan Party is not the operator of any Property, such Loan Party shall use reasonable efforts to cause the operator to comply with this Section 8.06.
     Section 8.07 Insurance. Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation to the Administrative Agent.
     Section 8.08 Books and Records; Inspection Rights. Each Loan Party will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.
     Section 8.09 Compliance with Laws. Each Loan Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 8.10 Environmental Matters.
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          (a) Each Loan Party shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of its or any Subsidiaries’ Properties or any other Property to the extent caused by such Loan Party or any Subsidiary’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each of the Subsidiaries to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of its or any Subsidiary’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of its or any Subsidiary’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Loan Parties’ and the Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect
          (b) Each Loan Party will promptly, but in no event later than five (5) Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against such Loan Party or any Subsidiary or their Properties of which such Loan Party has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if such Loan Party reasonably anticipates that such action will result in liability (whether individually or in the aggregate for all Loan Parties and the Subsidiaries) in excess of $3,000,000, not fully covered by insurance, subject to normal deductibles.
          (c) Each Loan Party will, and will cause each Subsidiary to, undertake reasonable environmental audits and tests upon reasonable request by the Administrative Agent no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.
     Section 8.11 Further Assurances.
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Second Amended & Restated Credit Agreement

          (a) Each Loan Party at its expense will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Loan Party, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the Collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
          (b) Each Loan Party hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     Section 8.12 Reserve Reports.
          (a) On or before March 1st and September 1st of each year, commencing March 1, 2010, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 to be delivered on March 1 of each year shall be prepared by the Loan Parties and reviewed or audited by one or more Approved Petroleum Engineers, and the July 1 Reserve Report to be delivered on September 1 of each year shall be prepared by or under the supervision of the chief engineer of the Loan Parties.
          (b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Loan Parties, except that the Properties covered by such report may, in the discretion of the Borrower, be limited to the proved Oil and Gas Properties acquired since the last redetermination of the Borrowing Base. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b)(ii), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than forty-five (45) days following the receipt of such request.
          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge, after reasonable inquiry, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) with respect to each July 1 Reserve Report, such Reserve Report has been prepared in accordance with the procedures used in the immediately preceding Reserve Report (after taking into account any required changes to such procedures), (iii) the Loan Parties own good and defensible title to the proved producing Oil and Gas Properties and good title to the other
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proved Oil and Gas Properties, in each case, evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iv) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its proved Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (v) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (vi) attached to the certificate is a list of all marketing agreements with a term of more than one month that have been entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (vii) attached thereto is a schedule of the proved Oil and Gas Properties of each Loan Party evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.
     Section 8.13 Title Information.
          (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, satisfactory title information on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.
          (b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute Mortgaged Properties acceptable to the Administrative Agent with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that it shall have received, together with title information previously delivered, reasonably satisfactory title information on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.
          (c) [Reserved.]
          (d) If the Borrower is unable to cure any title defect requested to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right to
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exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by any Agent or the Lenders. To the extent that the Administrative Agent or the Required Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the eighty percent (80%) requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on eighty percent (80%) of the total value of the proved Oil and Gas Properties of the Loan Parties. This new Borrowing Base shall become effective immediately after receipt of such notice.
     Section 8.14 Additional Collateral; Additional Guarantors.
          (a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the proved Oil and Gas Properties that constitute Mortgaged Properties represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the proved Oil and Gas Properties that constitute Mortgaged Properties do not represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report, then each Loan Party shall grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on additional proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the proved Oil and Gas Properties that constitute Mortgaged Properties will represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) otherwise, at least eighty percent (80%) of such total value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.
          (b) The Borrower shall promptly cause each Domestic Subsidiary (other than any Subsidiary classified as such based on any Loan Party or any other Subsidiary being a general partner thereof, unless such Subsidiary is a Wholly-Owned Subsidiary) now existing or hereafter created or acquired that is not an Unrestricted Subsidiary to guarantee the Indebtedness pursuant to the Guaranty and Collateral Agreement. In connection with any such guaranty, the Borrower shall, or shall cause each such Domestic Subsidiary to, (A) assume the obligations under the Guaranty and Collateral Agreement and this Agreement applicable to a Guarantor, by
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Second Amended & Restated Credit Agreement

executing and delivering a supplement or joinder to the Guaranty and Collateral Agreement, in form and substance satisfactory to the Administrative Agent, (B) pledge all of the Equity Interests that it owns in any Loan Party (including, without limitation, delivery of any original stock certificates or other certificates evidencing the Equity Interests of such Loan Party, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
          (c) The Loan Parties will at all times cause the other material Property of the Loan Parties of the types not addressed by clauses (a) and (b) above to be subject to a perfected first priority Lien (subject only to Liens permitted by Section 9.03) pursuant to the Security Instruments to the extent that such Lien can be granted and perfected under applicable law and subject to any exceptions set forth in the Security Instruments; provided, that the Administrative Agent may waive the requirements of this Section 8.14(c), in its sole discretion, with respect to (i) certain Property if the Administrative Agent determines that the cost of obtaining a Lien on such Property is excessive in relation to the value afforded thereby, (ii) Property with respect to which a Lien cannot be perfected under the Uniform Commercial Code and (iii) deposit account control agreements and security account control agreements.
     Section 8.15 ERISA Compliance. Except as could not reasonably be expected to result in liability of any Loan Party and any Subsidiary of more than $1,000,000 individually or in the aggregate for all Loan Parties and the Subsidiaries, the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Loan Party, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to any Loan Party and any Subsidiary of less than $1,000,000 individually or in the aggregate for all Loan Parties and all Subsidiaries, such Loan Party will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment change or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.
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     Section 8.16 Unrestricted Subsidiaries. Each Loan Party:
          (a) will conduct its management, business and affairs in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting its Properties and that of its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Loan Parties.
          (b) will not incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.
          (c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Loan Party.
     Section 8.17 Patriot Act. Each Loan Party shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
ARTICLE IX
NEGATIVE COVENANTS
     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Lenders that:
     Section 9.01 Financial Covenants.
          (a) Current Ratio. The Loan Parties will not, as of the last day of any fiscal quarter, permit the ratio of (i) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding total outstanding Loans and non-cash obligations under FAS 133) to be less than 1.0 to 1.0.
          (b) Maximum Leverage Ratio. The Loan Parties will not, at any time, permit the ratio of Funded Debt as of such time to EBITDA of the Borrower and its Consolidated Restricted Subsidiaries for the four (4) quarter period ending on the last day of the immediately preceding fiscal quarter for which financial statements have been provided pursuant to Section 8.01(a) or (b) to be greater than 4.00:1.00.
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     Section 9.02 Debt. Each Loan Party will not incur, create, assume or suffer to exist any Debt, except:
          (a) The Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.
          (b) Debt of the Loan Parties existing on the date hereof that is reflected in the Financial Statements.
          (c) Debt under Capital Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) in aggregate principal amount not to exceed ten percent (10%) of the Borrowing Base at the time of the incurrence of such Debt.
          (d) Intercompany Debt between any Loan Party and any other Loan Party or between any Loan Party and any Subsidiary to the extent permitted by Section 9.05(h); provided that any such Debt owed by any Loan Party shall be subordinated to the Indebtedness on terms set forth in the Guaranty and Collateral Agreement.
          (e) Endorsements of negotiable instruments for collection in the ordinary course of business.
          (f) Unsecured Debt with a maturity date that is at least six (6) months after the Maturity Date; provided that for each $1.00 of such unsecured Debt incurred by any Loan Party, the Borrowing Base shall be reduced, effective immediately upon the incurrence of such unsecured Debt, by $0.25 and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently therewith.
          (g) Debt under Synthetic Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) to the extent permitted by Section 9.07.
          (h) Other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding.
     Section 9.03 Liens. Each Loan Party will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
          (a) Liens securing the payment of any Indebtedness.
          (b) Excepted Liens.
          (c) Liens securing Capital Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) permitted by Section 9.02(c) but only on the Property under lease.
          (d) any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into a Loan Party or its becoming a Restricted Subsidiary, or any Lien existing on any Property acquired by a Loan Party at the time such Property is so acquired,
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provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and any other Property which is an improvement or accession to such acquired Property.
          (e) Liens on Property not constituting Collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the principal or face amount of all Debt secured under this Section 9.03(d) shall not exceed $1,000,000 in the aggregate for all Loan Parties.
     Section 9.04 Restricted Payments. Each Loan Party will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except (a) the Loan Parties may make Restricted Payments to each other, and (b) the Borrower may make other Restricted Payments not to exceed $5,000,000 in the aggregate during any fiscal year (other than (i) upon the occurrence and during the continuance of any Event of Default with respect to matters specified in Sections 10.01(a), (b), (f), (g), (h), (i), (j), (k) or (n) or in Section 10.01(d) to the extent it relates to a breach of Section 9.01, or (ii) when the Borrowing Base Utilization Percentage exceeds ninety percent (90%)).
     Section 9.05 Investments. Each Loan Party will not make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
          (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.
          (b) accounts receivable arising in the ordinary course of business.
          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof.
          (d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s.
          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).
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          (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d), Section 9.05(e), or Section 9.05(g).
          (g) Repurchase agreements of a commercial bank in the United States or Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in Section 9.05(c).
          (h) Investments (i) made by a Loan Party in or to any other Loan Party or (ii) made by a Loan Party or any Restricted Subsidiary in or to any Unrestricted Subsidiary that is a Domestic Subsidiary; provided that the amounts invested by a Loan Party and all Restricted Subsidiaries in the aggregate at any one time outstanding in all such Unrestricted Subsidiaries shall not exceed $3,000,000.
          (i) subject to the limits in Section 9.06, Investments in business units resulting in direct ownership interests in, or Investments to acquire new Restricted Subsidiaries that own, additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets related to the business permitted under Section 9.06 located within the geographic boundaries of the United States of America including the outer continental shelf thereof.
          (j) loans and advances to directors, officers and employees of the Borrower or any Restricted Subsidiary permitted by applicable law not to exceed $250,000 in the aggregate at any time.
          (k) other Investments not to exceed $2,500,000 in the aggregate at any time.
          (l) Investments arising from the endorsement of financial instruments in the ordinary course of business.
     Section 9.06 Nature of Business; International Operations. Each Loan Party will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company with midstream assets. Each Loan Party will not engage in the business of trading Hydrocarbons. From and after the date hereof, each Loan Party and each Subsidiary will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States including the outer continental shelf thereof.
     Section 9.07 Limitation on Operating Leases. Each Loan Party will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under operating leases or lease agreements which would cause the aggregate amount of all payments made by all Loan Parties pursuant to all such operating leases or lease agreements (including, without limitation, any residual payments at the end of any such lease but excluding any payments not to exceed $2,500,000 in the aggregate per fiscal year due on termination of any such lease at a Loan Party’s option), to exceed $10,000,000 in any fiscal year.
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     Section 9.08 Proceeds of Notes/Loans. Each Loan Party will not permit the Loans or the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.22. Neither a Loan Party nor any Person acting on behalf of a Loan Party has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, such Loan Party will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
     Section 9.09 ERISA Compliance. Except as could not reasonably be expected to result in liability to the Loan Parties and the Subsidiaries of more than $500,000 individually or in the aggregate, each Loan Party and the Subsidiaries will not at any time:
          (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which a Loan Party, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect.
          (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of a Loan Party, a Subsidiary or any ERISA Affiliate to the PBGC.
          (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Loan Party, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect.
          (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $500,000.
          (e) Permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by a Loan Party, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.
          (f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.
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          (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or a Subsidiary or with respect to any ERISA Affiliate of a Loan Party or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $500,000.
          (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.
          (i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability to any Loan Party.
          (j) provide or permit any ERISA Affiliate to provide security with respect to a Plan under section 436 of the Code.
     Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by a Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Loan Party will discount or sell (with or without recourse) to any other Person that is not a Loan Party any of its notes receivable or accounts receivable.
     Section 9.11 Mergers, Etc. No Loan Party will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that any Restricted Subsidiary may participate in a consolidation with any Loan Party (provided that a Loan Party shall be the continuing or surviving corporation) or any other Restricted Subsidiary that is a Domestic Subsidiary (provided that if one of such parties to the consolidation is a Foreign Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person) and if one of such Restricted Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.
     Section 9.12 Sale of Properties. As used herein, “Transfer” means to sell, assign, farm-out, convey or otherwise transfer any Property containing proved reserves constituting a portion of the Borrowing Base or any equipment, plants or facilities used in the production, gathering, processing or transportation of any such proved reserves (collectively, the “Borrowing Base Properties”) or any Restricted Subsidiary that owns any Borrowing Base Property. Each Loan
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Party will not Transfer any Borrowing Base Property or any Restricted Subsidiary that owns any Borrowing Base Property except for
          (a) the sale of Hydrocarbons in the ordinary course of business;
          (b) the Transfer of equipment in the ordinary course of business or that is no longer necessary for the business of such Loan Party or is replaced by equipment of at least comparable value and use;
          (c) the Transfer of any Borrowing Base Property or any interest therein or any Restricted Subsidiary owning Borrowing Base Properties; provided that
               (i) one hundred percent (100%) of the consideration (after assumption of liabilities) received in respect of such Transfer shall be cash or Oil and Gas Properties,
               (ii) the consideration received in respect of such Transfer shall be equal to or greater than the fair market value of the Borrowing Base Property, interest therein or Restricted Subsidiary that is the subject of such Transfer (as reasonably determined by the board of directors (or its equivalent) of such Loan Party or, in the case of a Transfer for consideration of $5,000,000 or less, a Responsible Officer of the Borrower or such Loan Party and, if requested by the Administrative Agent, the Borrower or such Loan Party shall deliver a certificate of a Responsible Officer of such Loan Party certifying to that effect),
               (iii) if such Transfer of any Borrowing Base Property or Restricted Subsidiary owning Borrowing Base Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value (together with all other Transfers of Borrowing Base Properties or Restricted Subsidiaries owning Borrowing Base Properties included in the most recently delivered Reserve Report during such period) in excess of ten percent (10%) of the Borrowing Base then in effect as determined by the Required Lenders, the Borrowing Base shall be reduced, effective immediately upon such Transfer, by an amount equal to the value, if any, assigned such Borrowing Base Property (or Borrowing Base Properties) in the most recently delivered Reserve Report and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently and
               (iv) if any such Transfer is of a Restricted Subsidiary owning Borrowing Base Properties, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;
          (d) the sale, trade or other disposition of seismic, geologic or other data, licenses and similar rights;
provided that the cash proceeds (net of costs of sale) of any Transfer of any Borrowing Base Property (A) when any Event of Default exists shall be used to prepay the Borrowings and (B) when the total Credit Exposures exceeds the redetermined or adjusted Borrowing Base shall be used to prepay the Borrowings in accordance with Section 3.04(c)(ii).
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The Administrative Agent will, upon request and at the expense of the Borrower, release its Liens on (x) any Borrowing Base Property (and release any transferred Guarantor from the Guaranty and Collateral Agreement) permitted to be sold or otherwise transferred under this Section 9.12, or (y) any other Collateral not subject to this Section 9.12 upon the sale or transfer thereof, in each case effective as of the time of the sale or transfer thereof. Casualty Events shall not be considered transfers restricted by or subject to this Section 9.12.
     Section 9.13 Environmental Matters. Each Loan Party will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
     Section 9.14 Transactions with Affiliates. Each Loan Party will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Loan Parties) unless such transactions are otherwise permitted under this Agreement or are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
     Section 9.15 Subsidiaries. Each Loan Party shall not create or acquire any additional Subsidiaries, except that the Borrower and any of its Restricted Subsidiaries may create or acquire any additional Subsidiaries if the Borrower or such Restricted Subsidiary gives prior written notice to the Administrative Agent of such creation or acquisition and, if such additional Subsidiary is a Restricted Subsidiary, complies with Section 8.14(b). The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12. No Loan Party nor any Subsidiary shall have any Foreign Subsidiaries.
     Section 9.16 [Reserved].
     Section 9.17 Negative Pledge Agreements; Dividend Restrictions. Each Loan Party will not create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to any Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) the Loan Documents, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to such lease, license or similar contract, (c) any contract, agreement or understanding creating Liens on Capital Leases or to secure purchase money Debt permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all
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Second Amended & Restated Credit Agreement

the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition.
     Section 9.18 Take-or-Pay or Other Prepayments. Each Loan Party will not receive prepayments in excess of $500,000 outstanding in the aggregate at any time (whether under take-or-pay contracts or otherwise) with respect to the sale or exchange of Hydrocarbons from Oil and Gas Properties of a Loan Party or any Restricted Subsidiary.
     Section 9.19 Hedging Agreements. Each Loan Party will not enter into any Hedging Agreements with any Person other than:
          (a) Hedging Agreements in respect of commodities (i) with an Approved Counterparty and (ii) which, when aggregated with all other commodity Hedging Agreements of the Loan Parties then in effect (but excluding all basis differential swaps on volumes already hedged pursuant to other Hedging Agreements), do not have the net effect of constituting a call (whether under physical or derivative Hedging Agreements) on more than eighty-five (85%) of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Loan Parties for each year during the period during which such Hedging Agreements are in effect for each of crude oil and natural gas, calculated separately, and
          (b) Hedging Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Hedging Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated and netted with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect) do not exceed the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Hedging Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect) do not exceed (A) for revolving loans, seventy-five (75%) of the then outstanding principal amount of the Borrower’s Debt for revolving loans which bear interest at a floating rate and (B) for term loans, one hundred percent (100%) of the then outstanding principal amount of the Borrower’s Debt for term loans which bear interest at a floating rate.
In no event shall any Hedging Agreement to which the Borrower or any of its Restricted Subsidiaries is a party contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post cash or other collateral or margin (except for Letters of Credit not exceeding $2,500,000 in the aggregate at any time and collateral subject to Liens allowed under Section 9.03(d)), other than pursuant to the Security Instruments for the benefit of the Secured Hedging Providers, to secure their obligations under such Hedging Agreement or to cover market exposures. The Loan Parties will not unwind, sell, terminate, restructure, modify or otherwise affect (“Unwind”) any Hedging Agreement in respect of commodities that was in effect at the time of the most recent Borrowing Base determination (the “Borrowing Base Hedging Contracts”) where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (which, if such Hedging Agreement Restructuring is settled for cash only, shall equal the net amount of cash such Loan Parties receive), unless (a) the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging
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Agreement Restructurings consummated during the period since the last Redetermination Date, is less than or equal to five percent (5%) of the value of the Borrowing Base then in effect, or (b) if the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during the period since the last Redetermination Date, is greater than five percent (5%) of the Borrowing Base then in effect, the Borrowing Base is reduced in accordance with the following sentence. The Administrative Agent shall recommend, if it determines in its judgment that it is appropriate to do so, a reduction of the Borrowing Base by the portion of the Borrowing Base attributable to such net economic effect of the Hedging Agreement Restructuring (based on the economic assumptions consistent with the Administrative Agent’s lending requirements at that time). Such recommendation by the Administrative Agent shall not become effective until it is approved by the Required Lenders pursuant to the mechanisms for decreases in the Borrowing Base set forth in Section 2.07(c)(iii).
     Section 9.20 Designation and Conversion of Restricted and Unrestricted Subsidiaries.
          (a) Unless designated as an Unrestricted Subsidiary on Schedule 7.15 as of the date hereof or thereafter, assuming compliance with Section 9.20(b), any Person that becomes a Subsidiary of a Loan Party shall be classified as a Restricted Subsidiary.
          (b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Debt of, or owns or holds any Lien on any Property of, a Loan Party or any other Subsidiary of a Loan Party that is not a Subsidiary of the Subsidiary to be so designated, (ii) prior, and after giving effect, to such designation, (A) no Default or Event of Default shall have occurred and be continuing and (B) the total Credit Exposures shall not exceed the Borrowing Base, (iii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(h). Except as provided in this Section 9.20(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
          (c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (iii) any Debt of such Subsidiary shall not be secured by Liens at the time of such designation except for Liens permitted by Section 9.03, and (iv) such Loan Party complies with the requirements of Section 8.14, Section 8.16 and Section 9.15.
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ARTICLE X
EVENTS OF DEFAULT; REMEDIES
     Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:
          (a) The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
          (b) Any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
          (c) Any representation or warranty made or deemed made by or on behalf of a Loan Party or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
          (d) Any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(i), Section 8.01(m)(i), Section 8.02, Section 8.03, Section 8.15 or in ARTICLE IX (other than Section 9.19).
          (e) Any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders).
          (f) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable, and if there is any applicable cure or grace period, such failure shall continue unremedied beyond the expiration of such cure or grace period.
          (g) Any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity, or require a Loan Party to make an offer in respect thereof.
          (h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or
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its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.
          (i) A Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.
          (j) A Loan Party shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.
          (k) One or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (to the extent not covered by independent third party insurance provided by insurers acceptable to the Administrative Agent as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against a Loan Party or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Loan Party to enforce any such judgment.
          (l) The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against a Loan Party or the collateral agent, administrative agent or any lender or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or a Loan Party or any of its Affiliates shall so state in writing.
          (m) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of a Loan Party and any Subsidiary in an aggregate amount exceeding $3,000,000 in any year.
          (n) A Change in Control shall occur.
     Section 10.02 Remedies.
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          (a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(i)), shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party.
          (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
          (c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied to the Indebtedness as follows:
               (i) first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments;
               (ii) second, to accrued interest on the Loans;
               (iii) third, to fees;
               (iv) fourth, pro rata to (A) principal outstanding on the Loans, (B) outstanding Indebtedness referred to in clause (b) of the definition of Indebtedness owing to a Lender or an Affiliate of a Lender, and (C) outstanding Indebtedness referred to in clause (c) of the definition of Indebtedness owing to a Secured Treasury Management Counterparty;
               (v) fifth, to any other Indebtedness that is then owing;
               (vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;
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and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
ARTICLE XI
THE AGENTS
     Section 11.01 Appointment; Powers. Each of the Lenders and each Issuing Bank hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
     Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any Subsidiary that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by a Loan Party or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Loan Parties and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by any Loan Party or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.
     Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the
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circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Arrangers, the Syndication Agent nor any Co-Documentation Agent shall have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
     Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Loan Parties, the Lenders and each Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
     Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
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     Section 11.06 Resignation or Removal of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation or removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
     Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
     Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Loan Parties or any Subsidiary of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Loan Parties or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Agents nor the Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Loan Parties (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. Each Lender hereby acknowledges and, by becoming a party hereto, consents to the fact that Vinson & Elkins L.L.P. is acting as special counsel to the Administrative Agent in connection with this
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transaction. Each other party hereto will consult with its own legal counsel to the extent it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     Section 11.09 Authority to Release Guarantors, Collateral and Liens. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that the Administrative Agent is permitted or required to release pursuant to Section 9.12 or that is otherwise permitted to be sold or released pursuant to the terms of the Loan Documents and to release from the Guaranty and Collateral Agreements any Guarantor that is permitted to be sold or disposed of, or converted into an Unrestricted Subsidiary, pursuant to the terms of the Loan Documents. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to a Loan Party, at such Loan Party’s sole cost and expense, any and all releases of Guaranty and Collateral Agreements, Liens, termination statements, assignments or other documents reasonably requested by such Loan Party in connection with any sale or other disposition of Property to the extent such sale or other disposition or the release of such Collateral is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.
     Section 11.10 The Arrangers and Agents. Neither the Arrangers, the Syndication Agent, nor any Co-Documentation Agent shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.
     Section 11.11 Filing of Proofs of Claim. In case of any Default or Event of Default under Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Administrative Agent (regardless of whether the principal of any Loan or LC Exposure shall then be due and payable and regardless of whether the Administrative Agent has made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Indebtedness that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 3.05 and Section 12.03) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Administrative Agent; and (ii) if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03. Nothing contained herein shall be deemed to authorize the
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Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Each Lender retains its right to file and prove a claim separately.
ARTICLE XII
MISCELLANEOUS
     Section 12.01 Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
               (i) if to a Loan Party, to it at Resolute Energy Corporation, 80 East Sir Francis Drake Blvd., Suite 2C, Larkspur, California, 94939, Attention Theodore Gazulis (Telecopy No. (415) 461-5045); with a copy to Resolute Energy Corporation, 1675 Broadway, Suite 1950, Denver, Colorado 80202, Attention James M. Piccone (Telecopy No. (303) 623-3628);
               (ii) if to the Administrative Agent, to it at Wells Fargo Bank, National Association, 1525 W. WT Harris Blvd., Charlotte, NC 28262, Attention: Agency Services Department (Telecopy No. (704) 590-2790); with a copy to: Wells Fargo Bank, National Association, 1700 Lincoln St., Suite 600, Denver, CO 80203 Attention: Oleg Kogan (Telecopy No. (303) 863-5196);
               (iii) if to the Swingline Lender, to it at Wells Fargo Bank, National Association, 1525 W. WT Harris Blvd., Charlotte, NC 28262, Attention: Agency Services Department (Telecopy No. (704) 590-2790); with a copy to: Wells Fargo Bank, National Association, 1700 Lincoln St., Suite 600, Denver, CO 80203 Attention: Oleg Kogan (Telecopy No. (303) 863-5196); and
               (iv) if to any other Lender, in its capacity as such, or any other Lender in its capacity as an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
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          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 12.02 Waivers; Amendments.
          (a) No failure on the part of any Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 without the consent of each Lender, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender directly, adversely affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender directly, adversely affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) release all or substantially all of the Guarantors, release all or substantially all of the Collateral, or reduce the percentage set forth in Section 8.14(a) to less than eighty percent (80%) (or, with respect to the proved Oil and Gas Properties located in San Juan County, Utah, to less than one hundred percent (100%) of the Loan Parties’ proved Oil and Gas Properties located in San Juan County, Utah), without the written consent of each Lender, (vii) change any of the provisions of Section 10.02(c), this Section 12.02(b) or the definitions of
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“Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or to make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender, or (viii) change the description of the obligations secured or guaranteed by the Security Instruments or the priority of payments set forth in Section 10.02(c) without the written consent of each Lender directly, adversely affected thereby, provided that the addition of a new secured obligation shall not be deemed to adversely, directly affect any other secured party; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.
     Section 12.03 Expenses, Indemnity; Damage Waiver.
          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the arrangement, syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent, the Arrangers and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender (including any Swingline Lender), including the fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights during the continuance of an Event of Default in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) THE LOAN PARTIES SHALL INDEMNIFY EACH ARRANGER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING
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CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE LOAN PARTIES OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE LOAN PARTIES SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY SUCH ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) THE OPERATIONS OF THE BUSINESS OF THE LOAN PARTIES AND THE SUBSIDIARIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE LOAN PARTIES OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES OR ANY SUBSIDIARY, (ix) THE PAST OWNERSHIP BY THE LOAN PARTIES OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY
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THE LOAN PARTIES OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE LOAN PARTIES OR ANY OF ITS SUBSIDIARIES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE LOAN PARTIES OR ANY SUBSIDIARY, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR A LOAN PARTY OR AFFILIATE THEREOF, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENT, ARRANGERS OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).
          (c) To the extent that the Borrower or the Loan Parties fail to pay any amount required to be paid by them to any Agent, any Issuing Bank or the Swingline Lender under Section 12.03(a) or (b), as applicable, each Lender severally agrees to pay to such Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or the Swingline Lender in its capacity as such.
          (d) To the extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or
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any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.
     Section 12.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Loan Parties may not assign or otherwise transfer (except as permitted under Section 9.11) any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and (B) the Administrative Agent, provided that no such consent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.
               (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, and the Commitments of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $10,000,000, unless, in each case, each of the Borrower, the Administrative Agent otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative
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Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrower; (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such CLO; and (F) no such assignment shall be made to the Borrower or any of the Borrower’s Subsidiaries or other Affiliates.
               (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
          (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other financial investors (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it);
Resolute Energy Corporation
Second Amended & Restated Credit Agreement

provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Participant agrees to be bound by Section 12.11. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of the Loan Documents described in the proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03 and Section 12.11. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.
               (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent hereafter given. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
     Section 12.05 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement
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Second Amended & Restated Credit Agreement

and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. Subject to the foregoing sentence, upon (i) repayment in full of the Loans and all interest thereon and other amounts due and owing under this Agreement and all other Obligations (as defined in the Guaranty and Collateral Agreement) then due and owing, (ii) the expiration or termination of the Commitments, (iii) the expiration or termination of all Letters of Credit (or upon the providing of collateral therefor satisfactory to the Issuing Bank in its absolute discretion), (iii) the termination of the Hedging Agreements with the Secured Hedging Providers to the extent such Hedging Agreements require any Loan Document or the Collateral to remain in effect, and (iv) the compliance by the Loan Parties with the covenants and agreements set forth in the Guaranty and Collateral Agreement, upon the written request of the Borrower and at the expense of the Borrower, (A) this Agreement and the other Loan Documents shall terminate, (B) the Collateral thereunder shall be released, and (C) the Administrative Agent shall provide to the Borrower reasonable releases of the Collateral in recordable form (as necessary) and other reasonably requested confirmations or evidence of termination and release.
          (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent or the Lenders to effect such reinstatement.
     Section 12.06 Counterparts; Integration; Effectiveness.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
          (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Arrangers and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the
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Second Amended & Restated Credit Agreement

subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
          (c) Except as provided in Section 6.01(a), this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties or any Restricted Subsidiary against any of and all the obligations of the Loan Parties or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
     Section 12.09 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.
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Second Amended & Restated Credit Agreement

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW SUCH SERVICE SHALL BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
          (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
     Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 12.11 Confidentiality. Each of the Agents, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and
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Second Amended & Restated Credit Agreement

agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than a Loan Party. For the purposes of this Section 12.11, “Information” means all information received from a Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by a Loan Party or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to that party relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions, as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
     Section 12.12 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY RESULT, SUBJECT TO THE TERMS HEREOF
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Second Amended & Restated Credit Agreement

AND THEREOF AND APPLICABLE LAW, IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 12.13 No Third Party Beneficiaries. The agreement of the Lenders to make Loans and each Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries of the rights of the Borrower under the Loan Documents.
     Section 12.14 Collateral Matters; Hedging Agreements; Treasury Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any Collateral securing the Indebtedness shall also extend to and be available to Secured Hedging Providers and the Secured Treasury Management Counterparties on a pro rata basis (subject to the priorities set out in Section 10.02(c)) in respect of any Indebtedness of the Borrower or any of its Restricted Subsidiaries which arises under any such Hedging Agreement or Treasury Management Agreement. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Hedging Agreements or Treasury Management Agreements. Each Lender, on behalf of itself and its Affiliates who are Secured Hedging Providers, and each Secured Hedging Provider, by accepting the benefits of the Collateral, hereby agrees that the Loan Parties may grant security interests, covering all rights of the Loan Parties in Hedging Agreements with any Lender or Secured Hedging Provider, to the Administrative Agent under the Security Instruments to secure the Indebtedness, notwithstanding any restriction on such security interests under any Hedging Agreement.
     Section 12.15 US Patriot Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.
     Section 12.16 Existing Credit Agreement; Existing Facility Termination.
          (a) Pursuant to the Resolute Assignment and Assumption Agreement, Resolute Aneth assigned to the Borrower, and the Borrower assumed from Resolute Aneth, all of Resolute Aneth’s rights, interests, liabilities and obligations as borrower under the Existing
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Second Amended & Restated Credit Agreement

Credit Agreement, and pursuant to an amendment to the Guaranty and Collateral Agreement dated as of the date hereof, Resolute Aneth confirms that it is a Guarantor.
          (b) This Agreement amends and restates the Existing Credit Agreement in its entirety. On the date of the initial funding of Loans hereunder, (i) each “Loan” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be repaid in full with the proceeds of such Loans, (ii) all other amounts outstanding under the Existing Credit Agreement (including breakage costs due under Section 5.02 of the Existing Credit Agreement) shall be paid in full with the proceeds of such Loans to the extent not otherwise paid by the Borrower on such date, (iii) the “Commitments” (as defined in the Existing Credit Agreement) shall be terminated (except as otherwise expressly provided in Section 12.05 of the Existing Credit Agreement with respect to the survival of certain covenants and agreements made by the Borrower and/or its Affiliates in the Existing Credit Agreement) and replaced with the Commitments hereunder, and (iv) the Existing Letters of Credit shall be deemed to be issued under this Agreement. It is the intent of the parties hereto that this Agreement neither constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement nor evidence termination of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and hereafter evidence the obligations of the Borrower outstanding thereunder. The undersigned waive any right to receive any notice of the termination of the “Commitments” (as defined in the Existing Credit Agreement) and any right to receive any notice of prepayment of amounts owed under the Existing Credit Agreement. Each “Lender” (as defined in the Existing Credit Agreement) hereby agrees to return to the Borrower, with reasonable promptness, any note delivered by Resolute Aneth to such Lender in connection with the Existing Credit Agreement.
     Section 12.17 No Fiduciary Duty. Each Lender and its respective Affiliates (collectively, solely for purposes of this Section 12.17, the “Lenders”) may have economic interests that conflict with those of the Loan Parties. Each Loan Party agrees that nothing in any Loan Document, any Hedging Agreement with any Secured Hedging Provider or any Treasury Management Agreement will be deemed to create an advisory, fiduciary or agency relationship between Lenders and the Loan Parties, their partners or their Affiliates. Each Loan Party acknowledges and agrees that (a) the transactions with Lenders contemplated by the Loan Documents, the Hedging Agreements with Secured Hedging Providers and the Treasury Management Agreements are arm’s-length commercial transactions between Lenders, on the one hand, and the applicable Loan Parties, on the other, (b) in connection therewith and with the process leading to such transactions each Lender is acting solely as a principal and not the agent or fiduciary of any Loan Party, or of any Loan Party’s management, partners, creditors or other Affiliates, (c) no Lender has assumed a fiduciary responsibility in favor of any Loan Party with respect to the transactions with Lenders contemplated by the Financing Documents, any Hedging Agreement or any Treasury Management Agreements or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising any Loan Party on other matters) and (d) such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender owes a
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Second Amended & Restated Credit Agreement

fiduciary duty to such Loan Party in connection with the Financing Documents, any Hedging Agreement or any Treasury Management Agreement or the process leading thereto.
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Resolute Energy Corporation
Second Amended & Restated Credit Agreement

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	RESOLUTE ENERGY CORPORATION
By:
Theodore Gazulis,
Senior Vice President - Finance and Chief Financial Officer

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Second Amended & Restated Credit Agreement

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RNRC HOLDINGS, INC.

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

By:
Theodore Gazulis,
Senior Vice President - Finance and Chief Financial Officer

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Second Amended & Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender
By:
Oleg Kogan
Vice President

LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Oleg Kogan
Vice President

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LENDER:	BANK OF MONTREAL
By:
Name:
Title:

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LENDER:	DEUTSCHE BANK TRUST COMPANY AMERICAS
By:
Name:
Title:

By:
Name:
Title:

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LENDER:	UBS LOAN FINANCE LLC
By:
Name:
Title:

By:
Name:
Title:

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LENDER:	UNION BANK, N.A.
By:
Name:
Title:

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LENDER:	BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

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LENDER:	U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

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LENDER:	BARCLAYS BANK PLC
By:
Name:
Title:

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LENDER:	COMERICA BANK
By:
Name:
Title:

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LENDER:	CAPITAL ONE, N.A.
By:
Name:
Title:

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LENDER:	CITIBANK, N.A.
By:
Name:
Title:

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LENDER:	GUARANTY BANK AND TRUST COMPANY
By:
Name:
Title:

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